SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 27, 2007

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 27, 2007, Exact Sciences Corporation (the “Company”) entered into a Second Amendment (the “Amendment”) to that certain license agreement between the Company and Laboratory Corporation of America Holdings (“LabCorp”) dated June 26, 2002, as amended (the “Agreement”).  The Amendment modified LabCorp’s exclusive rights to the Company’s DNA technology for colorectal cancer screening to permit the Company to license its technology to select third-party organizations and commercial service laboratories, subject to LabCorp’s preferential pricing terms, and to extend LabCorp’s modified exclusive period under the Agreement until December 31, 2010.  Additionally, the Amendment clarifies the rights and obligations with respect to the Company’s Version 2 technology for colorectal cancer screening.

The Amendment also revised certain milestone and royalty obligations of LabCorp. The milestones were revised to eliminate milestone payments aggregating $15 million based upon policy-level reimbursement approval from key payors including Medicare and inclusion of stool-based DNA screening in clinical practice guidelines. As revised under the Amendment, the Company may be eligible for up to an aggregate of $40 million in milestone payments, all of which now relate to the achievement of significant sales thresholds.  Royalties to the Company under the amended Agreement equal 15% of LabCorp’s net revenues from tests performed using the Company’s DNA technology licensed under the Agreement, and could increase to 17% if LabCorp achieves a significant annual net revenues threshold.  LabCorp also retains preferential pricing terms over third-party organizations and commercial service laboratories to which the Company may license its DNA technology for colorectal cancer screening.

In addition, the Amendment eliminates approximately $3 million in connection with certain historical third-party royalty amounts that the Company could have been required to pay LabCorp under certain conditions.  Under the terms of the revised Agreement, the Company will potentially be obligated to reimburse LabCorp for certain third-party royalties, up to a maximum of $1 million annually.

The Amendment provides LabCorp with termination rights if stool-based colorectal cancer screening is not included in clinical practice guidelines in the near term, if the Company’s Version 2 technology is not commercially launched in the near term, or if the Company’s Version 2 technology does not attain certain sensitivity and specificity thresholds in connection with technical validation.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

**10.1                             Second Amendment to Agreement between EXACT Sciences Corporation and Laboratory Corporation of America Holdings, dated as of June 27, 2007

** Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

July 3, 2007	By:	/s/ Jeffrey R. Luber
Jeffrey R. Luber
Senior Vice President, Chief Financial Officer, General Counsel, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1**	Second Amendment to Agreement between EXACT Sciences Corporation and Laboratory Corporation of America Holdings, dated as of June 27, 2007

** Confidential treatment has been requested for portions of this exhibit.